Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Edward Jones Money Market Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended August 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Julius Drelick Julius Drelick President, Edward Jones Money Market Fund	/s/ Aaron Masek Aaron Masek Treasurer, Edward Jones Money Market Fund

Dated: October 21, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Edward Jones Money Market Fund for purposes of Section 18 of the Securities Exchange Act of 1934.